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                                                                  EXHIBIT 10.25


                             COMSHARE, INCORPORATED

                     1998 GLOBAL EMPLOYEE STOCK OPTION PLAN

         1. Purpose. This Stock Option Plan, which shall be known as the "1998 Global Employee Stock Option Plan" (the "Plan"), provides for the granting to such employees of Comshare, Incorporated (the "Company") and its subsidiaries as may be selected by the Compensation Committee of the Board of Directors of the Company (the "Committee"), options to purchase Common Stock of the Company. The word "Company" when used in this Plan with reference to employment shall include subsidiaries of the Company. The word "subsidiary" when used in this Plan shall mean any corporation a majority of the voting stock of which is owned or controlled, directly or indirectly, by the Company.

         2. Administration. The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee may adopt rules and regulations for the administration of the Plan and may make such interpretations of and determinations under, and take such action in connection with, the Plan or the options granted hereunder as it deems necessary or advisable. Each interpretation, determination or other action made or taken pursuant to the Plan by the Committee shall be final and conclusive for all purposes and upon all persons.

         3. Stock. The stock to be issued under the Plan shall be authorized and unissued shares of Common Stock of the Company, par value $1.00 per share (the "Stock"). The total amount of Stock on which options may be granted under the Plan shall not exceed 900,000 shares, subject to adjustment as provided in Paragraph 13 hereof. Stock released from option upon the termination, cancellation, expiration, forfeiture or surrender of any option prior to complete exercise of the option may again be subjected to options under the Plan.

         4. Grant of Options. The Committee, at any time and from time to time prior to the termination of the Plan as provided in Paragraph 15 hereof, may grant options to such employees of the Company and its subsidiaries, as the Committee may select and for such number of shares as the Committee shall designate, subject to the provisions of this Paragraph and Paragraphs 2 and 3 hereof. Provided, however, that no employee shall be eligible to receive aggregate option grants under this Plan in any one fiscal year to purchase more than 100,000 shares of Stock. The Committee may designate any option granted hereunder as either an incentive stock option or a nonqualified stock option, or the Committee may designate a portion of an option as an incentive stock option or a nonqualified stock option. An incentive stock option is an option intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"). A nonqualified stock option is an option granted under the Plan other than an incentive stock option. Each option granted under the Plan shall meet all of the terms and conditions of the Plan, except that an incentive stock option shall comply with the additional provisions of Paragraph 5 hereof. The date on which an option shall be granted shall be the date of the Committee's authorization of the option or such later date as may be determined by the Committee at the time the option is authorized. Any individual may hold more than one (1) option under this Plan. No individual shall be ineligible for an option under this Plan because he has received or is eligible to receive an option under any other plan or arrangement of



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the Company. Each option shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the Plan as the Committee shall approve ("Stock Option Agreement").

         5. Incentive Stock Options. Any option intended to constitute an incentive stock option shall comply with the requirements of this Paragraph 5. No incentive stock option shall be granted to any participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company or any subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary unless, at the date of grant, the exercise price for the option is at least one hundred and ten percent (110%) of the fair market value of the shares subject to the option and the option, by its terms, is not exercisable more than five (5) years after the date of grant. The aggregate fair market value of the underlying Stock (determined as of the time the options are granted) to which incentive stock options under the Plan (and a plan of a subsidiary corporation) may first be exercised by a participant in any one (1) calendar year shall not exceed one hundred thousand dollars ($100,000).

         6. Option Price. The option price for each share of stock for which an option is granted under the Plan shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date the option is granted. Unless determined otherwise by the Committee, the fair market value shall be the last sale price of the Company's Stock on the NASDAQ National Marketing System, as reported in The Wall Street Journal for the grant date. In the absence of any trading on the grant date, unless determined otherwise by the Committee, the fair market value shall be the last sale price of the Company's Stock on the NASDAQ National Market System for the immediately preceding date on which there was trading, as reported in The Wall Street Journal. The Committee may not reprice an outstanding option granted under the Plan or cancel an outstanding option followed by the grant of a replacement option having the same effect as a repricing, without the consent of shareholders.

         7. Term of Options and Rights. Except in the event of a Change in Control, as set forth in Section 10, no option granted under this Plan may be exercised prior to the date twelve (12) months from the date of grant of such option. The Committee may determine with respect to each option granted under the Plan the time or times when the option may be exercised, and may require that the exercise of an option shall be subject to the satisfaction of conditions relating to the optionee's position and duties with the Company and the performance thereof. Unless specified otherwise in an optionee's Stock Option Agreement, options granted hereunder shall vest twenty-five percent (25%) annually over four (4) consecutive years commencing on the first (1st) anniversary of the grant date and shall not be exercisable after the tenth
(10th) anniversary of the grant date. Any provision of the Plan notwithstanding, no option shall be exercised on or after the date ten (10) years from the date of grant of such option.

         8. Termination of Employment. Upon the expiration of a period of ninety
(90) days after the termination of the employment of an optionee for any reason other than death or disability as defined in Section 22(e) of the Code, all rights to purchase shares pursuant to an exercisable

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option shall expire and terminate. The Committee may determine, however, with respect to any option granted under the Plan, that the option shall terminate at a time prior to the expiration of such ninety (90) day period. Termination of employment shall be defined as the last day on which an optionee performs services for the Company and shall not include severance pay periods, paid vacation periods or periods during which compensation in lieu of notice is paid following an optionee's actual termination of employment. Absence from the Company or a subsidiary as a result of authorized leaves of absence for military or government service or for other special purposes approved by the Committee shall not constitute a termination of employment under this Paragraph.

         9. Death or Disability of an Option Holder. In the event of an option holder's (a) termination of employment due to disability, as defined in Section 22(e) of the Code, or (b) the death of an option holder while an employee of the Company or within any period not exceeding the one (1) month period following his termination of employment during which his option may be exercised, such option may, subject to the terms thereof and the other terms of the Plan (specifically including Section 7 hereof), be exercised by the option holder or the legal representative of such holder's estate (on behalf of his estate or the person or persons to whom the option passed by will or by the laws of descent and distribution) at any time prior to the first (1st) anniversary of the option holder's termination of employment due to disability or the death of such holder, but only to the extent that such holder was entitled to exercise such option at the date of his death or termination of employment due to disability.

         10. Change in Control. The portion of any outstanding option (including any option that has not been outstanding for twelve (12) months) that has not expired or been exercised, terminated, canceled, forfeited or surrendered shall become exercisable in full in the event of a Change in Control. For this purpose, Change in Control shall be defined as the occurrence of any of the following events:

             (a) the election of a Board of Directors of the Company, a majority of the members of which were nominees of a person (including an individual, a corporation, partnership, joint venture, trust or other entity) or a group of persons acting together (other than persons who were members of the Board of Directors or officers of the Company as of August 14, 1998 or a tax-qualified retirement plan approved by the Board of Directors of the Company (including at least a majority of the Incumbent Directors ("Exempted Persons")), following the acquisition by such person, group of persons or plan of ownership (directly or indirectly, beneficially or of record) of twenty-five (25%) percent, or more, of the outstanding Common Stock of the Company;

             (b) the acquisition of ownership by a person or group of persons described in subparagraph (a) above (other than Exempted Persons) of fifty-one (51%) percent, or more of the outstanding Common Stock of the Company;

             (c) a sale of all or substantially all of the assets of the Company to any entity not controlled by persons who were members of the Board of Directors or officers of the Company as

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of August 14, 1998 or by any tax-qualified retirement plan for the benefit of employees of the Company; or

             (d) a merger, consolidation or other similar transaction between the Company and another entity if a majority of the members of the Board of Directors of the surviving company are not Continuing Members.

The term "Incumbent Directors" means members of the Board of Directors of the Company as of August 14, 1998 or new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination, who either were directors as of August 14, 1998, or whose election or nomination was previously approved as provided above. In the event that a majority of the Incumbent Directors do not approve the tax-qualified retirement plan or there are no Incumbent Directors, the tax-qualified retirement plan shall not be an Exempted Person. The term "Continuing Directors" means persons (A) who are members of the Board of Directors immediately before the change in control and (B) who also were members of the Board of Directors of the Company as of August 14, 1998 or are new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination who either were directors as of August 14, 1998 or whose election or nomination for election was previously approved as provided above.

         11. Exercise of Options.

             (a) Full payment for shares purchased pursuant to options granted under the Plan shall be made at the time of exercise of the options, unless the exercise is pursuant to the cashless exercise procedure described herein. Options may be exercised in whole or in part.

             (b) Payment for shares being purchased upon the exercise of options granted under the Plan may be made in cash or by personal check, certified or bank cashier's check, or by surrendering to the Company Permitted Shares, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of cash, personal check, certified or bank cashier's checks, or Permitted Shares. Payment by check from an optionee who has terminated employment with the Company shall be in the form of a certified or bank cashier's check and not by a personal check. Permitted Shares surrendered as payment for shares purchased pursuant to the exercise of options granted under the Plan shall be valued, for such purpose, at the last sale price of the Company's Stock on the NASDAQ National Market System, as reported in The Wall Street Journal for the close of business on the last trading day preceding the date on which the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, are surrendered for such purpose to the Company.

            (c) At the discretion of the Committee, as set forth in an optionee's Stock Option Agreement, any option granted under the Plan may be deemed exercised by delivery to the Company

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of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the optionee's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("cashless exercise procedure"). For purposes of the cashless exercise procedure, fair market value of the Company's Stock on the date of exercise shall be the per share amount actually paid to the optionee by the brokerage house (before application of brokerage commissions and other applicable fees) upon the sale of the Stock used to satisfy the exercise price.

             (d) A person exercising an option shall reimburse the Company for any income or employment tax withholding requirements and provide the Company with such information and data as the Company may deem necessary. To satisfy the applicable withholding requirements, prior to the date on which an exercise becomes taxable, an optionee may make a written irrevocable election to tender Permitted Shares, provided that the shares have an aggregate fair market value sufficient to satisfy in whole or in part the applicable withholding taxes. For purposes of this Paragraph, the term fair market value shall mean the last sale price of the Company's Stock on the NASDAQ National Market System, as reported in The Wall Street Journal for the close of business on the last trading date preceding the date on which the exercise becomes taxable. An optionee subject to
Section 16 of the Securities Exchange Act of 1934, as amended, may be subject to special notice and timing requirements in connection with the tender of Permitted Shares to satisfy withholding requirements.

             (e) The Company may require an employee, as a condition of exercise, to establish to the satisfaction of the Company that all shares acquired upon the exercise of an option shall be acquired for investment and not for resale. The Company may permit the subsequent sale or other disposition of any Stock so acquired if it is satisfied that such sale or other disposition would not contravene applicable securities law. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange or nationally-recognized trading market on which the Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws. No Stock shall be issued until counsel for the Company has determined that the Company has complied with all requirements under applicable securities laws.

             (f) "Permitted Shares" are shares of the Company's Stock to be delivered to pay the exercise price of the option or satisfy applicable income or employment tax withholding requirements (the "Delivered Shares"):


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                 (i) which have been owned by the optionee for at least six (6)
months prior to the date of delivery, or

                 (ii) if they have not been owned by the optionee for at least six (6) months prior to the date of delivery, the optionee then owns, and has owned for at least six months prior thereto, a number of shares of the Company's Stock at least equal in number to the Delivered Shares.

Shares of the Company's Stock which have been treated during the prior six (6) months as owned by the optionee for purposes of determining whether shares of the Company's Stock constitute Delivered Shares as provided in (ii) above:

                 (i) may not be used as Delivered Shares, and

                 (ii) may not be counted as owned by the optionee in determining whether shares of the Company's Stock are Permitted Shares.

         12. Options Not Transferable. No option granted under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution, and an option may be exercised during an optionee's lifetime only by the optionee.

         13. Adjustments.

             (a) In the event of any stock dividend on the Stock, subdivision or combination of shares of the Stock, reclassification of the Stock, and (in accordance with the provisions of the next Paragraph of this Paragraph 13) in the event of a merger or consolidation in which the Company shall be the surviving corporation, the aggregate number and class of shares available for the granting of options under the Plan, the number and class of shares subject to each outstanding option and the option prices shall be proportionately adjusted.

             (b) After any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each optionee shall, at no additional cost, be entitled upon any exercise of his option, to receive (subject to any required action by shareholders), in lieu of the number of shares as to which such option shall then be so exercised, the number and class of shares of stock or other securities to which such optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of record of a number of shares of Stock of the Company equal to the number of shares as to which such option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon any merger or consolidation in which the Company is not the surviving corporation, any option granted under this Plan shall terminate.


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         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company (the "Board") in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

         14. No Rights as Shareholder. The holder of an option shall not have any rights as a shareholder of the Company with respect to any of the shares covered by such option until issuance of a stock certificate or certificates upon the exercise of such option in full or in part and then only with respect to the shares represented by such certificate or certificates. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         15. Termination and Amendment of Plan. The Board may terminate the Plan at any time, but the Plan shall in any event terminate on the date ten (10) years after the earlier of approval by the Board or the Company's shareholders. No option may be granted after the termination of the Plan, but the termination of the Plan shall not affect the rights of the holders of any option theretofore granted and then outstanding. The Board may amend or modify the Plan at any time, but no such amendment or modification, without the approval of the shareholders, shall (a) change the eligibility requirements to participate in the Plan, (b) increase the amount of Stock on which options may be granted, except as permitted under Paragraph 13, (c) change the manner of determining the option price, or (d) permit repricing transactions under the Plan. No such amendment or modification shall affect the rights of the holder of any option theretofore granted and then outstanding without the optionee's consent or the consent of the transferee of the option or right.

         16. Effect of Plan on Employment. Neither the adoption of the Plan nor the granting of any option pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment of the Company or any of its subsidiaries.

         17. Use of Proceeds. The proceeds received from the sale of stock pursuant to the Plan shall be used for general corporate purposes.

         18. Shareholder Approval. This Plan shall be submitted to the shareholders for their approval within twelve (12) months after the date of adoption of the Plan by the Board. Any option granted hereunder prior to such approval shall be subject to the condition that this Plan be approved by the shareholders of the Company. If such approval is not obtained, options granted hereunder shall terminate.


         BOARD APPROVAL:         8/14/98

         SHAREHOLDER APPROVAL:     /   /
                                --- --- ---




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                                                                 [Updated 7/98]


                            ADDENDUM FOR UK EMPLOYEES


         1.       Purpose

         This addendum to the Comshare, Incorporated 1998 Global Employee Stock Option Plan ("the Plan") is for the benefit of United Kingdom resident employees of Comshare, Incorporated, a Michigan corporation ("Comshare") and of companies of which it has control (as defined in Section 187(2) of the Income and Corporation Taxes Act 1988 ("ICTA")) including, without limitation, its United Kingdom subsidiary, Comshare, Limited. The terms and conditions of this Addendum are established in order to render the Plan capable of approval as an approved share option scheme under Schedule 9 of ICTA ("Schedule 9").

         This Addendum to the Plan should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out hereunder.

         The terms and conditions set out in this Addendum apply to any grant of options under the Plan to individuals who are resident in the United Kingdom for United Kingdom tax purposes ("U.K. Individuals") if, at the date of grant, such options are specified as having been granted subject to the terms and conditions of this Addendum.

         2.       Group Scheme and Eligibility

         A U.K. Individual shall not be entitled to be granted options under the Plan unless he is a full-time director or "qualifying employee" (as defined in paragraph 27(4) of Schedule 9) of Comshare or a company under the control (as defined in Section 187(2) of ICTA) of Comshare. A director is deemed to work full time if he is employed on terms which require him to devote not less than twenty-five hours a week (exclusive of permitted breaks) to his duties.

         A U.K. Individual may not be granted and may not exercise an option if his participation is excluded by paragraph 8 of Schedule 9.

         3.       Stock Subject to the Plan

         No option may be granted to a U.K. Individual over Stock which does not satisfy the requirements of paragraphs 10 to 14 of Schedule 9. Options over Stock granted under this Addendum may not be exercised at a time when, upon exercise, the Stock would fail to satisfy the requirements of paragraphs 10 to 14 of Schedule 9.


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         4.       Limitation of Rights

         No U.K. Individual shall be granted options under the Plan which would, at the time they are obtained, cause the aggregate market value (as defined in paragraph 28 of Schedule 9) of the shares which he may acquire in pursuance of rights obtained under the Plan or under any other plans approved under Schedule 9 (not being a savings-related share option scheme approved under Schedule 9) and established by Comshare or by any associated company (as defined in Section 840 of ICTA) of Comshare (and not exercised) to exceed or further exceed (pound)30,000 and for these purposes if the market values of the shares are expressed in a currency other than pounds sterling such market values will be converted into pounds sterling at the appropriate exchange rate for that currency at the close of business the date on which the relevant options are granted as published by The Wall Street Journal.

         5.       Share Price

         The price at which an option will be exercisable will not be manifestly less than the fair market value of the shares obtainable under the Plan at the date of the grant of the option. For these purposes, "market value" of the shares will be their market value as determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and will be agreed in advance of each grant of options with the Inland Revenue Share Valuation Division. In any event the price will be such that the approved status of the Plan is retained.

         6.       Capital Adjustments

         The price at which stock may be acquired on the exercise of any option and the number of shares thereunder may be adjusted as described under Section 13 of the Plan, entitled "Adjustments", only in the event of a variation in the share capital of Comshare within the meaning of Paragraph 29 of Schedule 9 and only if the prior approval of the Inland Revenue has been obtained for such adjustment. Section 13(b) of the Plan does not apply to options granted under this Addendum.

         7.       Exercise of Options

         The option price may be paid by cash or cash equivalent only and, therefore, neither by surrender of Permitted Shares as described under Section 11(b) of the Plan nor by the "cashless exercise procedure" as described in
Section 10(c) of the Plan.

         8.       Amendment of the Scheme

         The terms of this Addendum shall not be amended, nor shall any amendment to the Plan extend to that is governed by this Addendum, except to the extent that such amendments have been approved by the Board of Inland Revenue.


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         9.       Exercisability of Terms of Options

         A U.K. Individual may exercise his option from time to time in accordance with the terms of the option. Shares will be allotted or transferred within thirty days after notice of exercise is given in accordance with the procedure described under Section 11 of the Plan, entitled "Exercise of Options".

         10.      Definitions

         For the above purposes the following terms shall have the meaning listed below:

         a. "Individual" shall mean an employee of Comshare or any company under the control (as defined in Clause 1) of Comshare who is eligible to receive options under this Addendum.

         b. The "Plan" shall mean the Comshare, Incorporated 1998 Global Employee Stock Option Plan.











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                            ADDENDUM FOR EMPLOYEES OF
                        COMSHARE SA SUBSIDIARY IN FRANCE

1.       Purpose

         This Addendum to the Comshare, Incorporated 1998 Global Employee Stock Option Plan ("the Plan") applies to Comshare SA employees residing in France.

2.       Effective Date

         The terms and conditions set out in this Addendum apply to any grant of options under the Plan to individuals who are residents in France and employees of the subsidiary Comshare SA.

3.       Term of Options and Rights

         No option granted under this Plan may be exercised prior to the date five (5) years from the date of grant of such option. The Committee may determine with respect to each option granted under the Plan the time or times when the option may be exercised, and may require that the exercise of the option shall be subject to the satisfaction of conditions relating to the optionee's position and duties with the Company and the performance thereof.

         Unless otherwise specified in an optionee's Stock Option Agreement, options granted to employees of the subsidiary Comshare SA residing in France shall not vest until the satisfaction of a five (5) year period from the date of grant. Upon the completion of the five year period from the date of grant, the options will be 100% vested and may be exercised. The options shall not be exercisable after the tenth (10th) anniversary of the grant date.



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